                                                                    Exhibit 23.4

                           DeGOLYER AND MacNAUGHTON
                               ONE ENERGY SQUARE
                              Dallas, Texas 75206


                                 June 21, 1995

Enserch Exploration, Inc.
4849 Greenville Avenue
Dallas, Texas 75206

Gentlemen:

     We hereby consent to the use in the Registration Statement on Form S-2 and related Prospectus of Enserch Exploration, Inc., of information from the following: (1) "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc."; (2) "Report as of March 1, 1995 on the Gross Reserves of the Green Canyon Block 254 Field owned by Enserch Exploration, Inc."; (3) "Report as of January 1, 1995 on the Proved, Probable, and Possible Reserves of the Mudi Field in East Java, Republic of Indonesia, attributable to Enserch Far East, Ltd."; (4) "Report as of January 1, 1995 on Proved Reserves of the SACROC Unit, Kelly Snyder Field in Scurry County, Texas owned by ENSERCH Corporation"; and (5) our letter dated February 3, 1995, regarding the fair market value of the interest owned by Enserch Exploration, Inc., in the SACROC Unit, Kelly Snyder field, Scurry County, Texas, and our letter dated June 21, 1995, regarding the fair market value of the interest owned by Enserch Exploration, Inc., in the SACROC Unit, Kelly Snyder field, Scurry County, Texas and our letter dated dated June 21, 1995, regarding the fair market value of the interest owned by Enserch Far East, Ltd., in the Mudi field, East Java, Republic of Indonesia. We also consent to the references to us in the "Prospectus Summary," "Business," "Certain Transactions," "Experts," and "Notes to Financial Statements" sections of such Registration Statement and Prospectus.

                                                Very truly yours,

                                                [signature appears here]

                                                DeGOLYER and MacNAUGHTON